UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GB SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	59-3733133
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3550 W. Teco Avenue, Las Vegas NV 89118

(Address of Principal Executive Offices)

GB Sciences, Inc. 2018 Stock Plan

(Full title of the plan)

GB Sciences, Inc.
3550 W. Teco Avenue, Las Vegas NV 89118

(Name and address of agent for service)

(866) 721-0297

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [  ]                                              Accelerated filer [  ]

Non-accelerated filer  [  ]                                              Smaller reporting company [X]

                                                                                      Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $.0001 per share	10,000,000 shares(1)	$0.28 (2)	$2,800,000	$339.36

(1)In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)The last sale of the common stock on October 24, 2018.

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of registering 10,000,000 shares of the Registrant’s common stock that may be issued to participants under the following plan:

GB Sciences, Inc. 2018 Stock Plan

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

(a)     the Registrant’s Annual Report on Form 10-K for the year ended March 31, 2018, filed with the Commission on June 29, 2018;

(b)     the Registrant’s Quarterly Report on Form 10-Q for the three months ended June 30, 2018, filed with the Commission on August 14, 2018; and

(c)     all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), other than any information the Registrant furnishes, rather than files, with the Commission, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all the securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission.

Item 4.    Description of Securities.

The holders of common stock are entitled to one vote per share on all matters to be voted on by stockholders and are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors from funds legally available therefore, subject to the dividend preferences of the preferred stock, if any. Upon our liquidation or dissolution, the holders of common stock are entitled to share ratably in all assets available for distribution after payment of liabilities and liquidation preferences of the preferred stock, if any. Holders of common stock have no preemptive rights, no cumulative voting rights and no rights to convert their common stock into any other securities. Except where a higher percentage vote is required by statute, any action taken by holders of common stock must be taken at an annual or special meeting or by written consent of the holders of over 33% of our capital stock entitled to vote on such action.

Item 5.    Interests of Named Experts and Counsel.

None.

Item 6.    Indemnification of Directors and Officers.

Section 78.7502 of the Nevada Revised Statutes (the “NRS”) provides generally that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred above or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

The Registrant’s bylaws provide that the corporation shall indemnify any individual made a party to a proceeding because such individual was a director of the corporation to the extent permitted by and in accordance with the NRS and that the board of directors may authorize the corporation to indemnify and advance expenses to any officer, employee, or agent of the corporation who is not a director of the corporation, to the extent permitted by the NRS.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

The following exhibits are filed with this registration statement or, as noted, incorporated by reference into this Registration Statement:

Exhibit No.	Description
5.1	Opinion of Gary R. Henrie, Attorney at Law regarding the legality of the common stock being registered
23.1	Consent of Auditors
24.1	Powers of attorney (included in signature page)

Item 9.  Undertakings.

A.    The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)   To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(c)   To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs A(1)(a) and A(1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and, where applicable, each filing of the Plan’s annual report pursuant to Section 15(d) under the Exchange Act, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

C.    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on October 25, 2018.

GB SCIENCES, INC.
By:	/s/ Ksenia Griswold
Ksenia Griswold
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Ksenia Griswold as his or her attorneys-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ John Poss

John Poss, President, CEO and Director

Date: October 25, 2018

/s/ Ksenia Griswold

Ksenia Griswold, Secretary, CFO, and Principal Accounting Officer

Date: October 25, 2018

/s/ Andrea Small-Howard

Andrea Small-Howard, Director

Date: October 25, 2018

/s/ Leslie Bocskor

Leslie Bocskor, Director

Date: October 25, 2018

/s/ Shane Terry

Shane Terry, Director

Date: October 25, 2018